SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:

                         [ ] PRELIMINARY PROXY STATEMENT
                         [X] DEFINITIVE PROXY STATEMENT
                         [ ] DEFINITIVE ADDITIONAL MATERIAL
        [ ] SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12
        [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
                                RULE 14a-6(e)(2))

                        LUND INTERNATIONAL HOLDINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               [X] NO FEE REQUIRED
 [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-b(i)(1) AND 0-11:

     (1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
     (2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
     (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11, (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
     (4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
     (5)  TOTAL FEE PAID:

 [ ] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

 [ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE
     0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

          (1)  AMOUNT PREVIOUSLY PAID:
          (2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
          (3)  FILING PARTY:
          (4)  DATE FILED:

                        LUND INTERNATIONAL HOLDINGS, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 2000



The annual meeting of stockholders of Lund International Holdings, Inc. (the "Company") will be held at The Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, on Thursday, April 27, 2000 at 11:00 a.m. Central Daylight Time, for the following purposes:

1.   To set the number of directors at seven.

2.   To elect six directors of the Company for the ensuing year.

3. To approve the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for its 2000 fiscal year.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record shown on the books of the Company at the close of business on March 10, 2000 will be entitled to vote at the meeting or any adjournment thereof. Each stockholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.




                                       /s/ Carole B. Grossman

                                       CAROLE B. GROSSMAN
                                       Assistant Corporate Secretary


Date:      April 3, 2000
           Anoka, Minnesota

                        LUND INTERNATIONAL HOLDINGS, INC.


--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 27, 2000

--------------------------------------------------------------------------------


                                  INTRODUCTION

Your Proxy is solicited by the Board of Directors of Lund International Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on April 27, 2000, at 11:00 a.m., Central Daylight Time, at The Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

Any stockholder giving a Proxy may revoke it at any time prior to its use at the Meeting by giving written notice of such revocation to the Assistant Secretary of the Company. In the absence of such specification, the Proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

The mailing address of the Company's principal executive offices is 911 Lund Boulevard, Anoka, Minnesota 55303. The Company expects this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to stockholders on or about April 3, 2000.

                      OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed March 10, 2000 as the record date for determining stockholders entitled to vote at the Annual Meeting. At the close of business on March 10, 2000, 7,874,381 shares of the Company's Common Stock, 1,493,398 shares of the Company's Class B-1 Common Stock and 167,470.4 shares of the Company's Series B Preferred Stock were issued and outstanding. The Common Stock is the only outstanding class of voting stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting. LIH Holdings, LLC, LIH Holdings II, LLC and LIH Holdings III, LLC own 21.4%, 11.1% and 17.4%, respectively, of the outstanding shares of Common Stock and have informed the Board of Directors that they intend to vote in favor of the proposals. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the meeting; however, abstentions and broker non-votes will not be counted toward determining if a majority of the shares of Common Stock has voted affirmatively.

The following table provides information concerning the only persons or entities known to the Company to be beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of March 10, 2000:

                             PRINCIPAL STOCKHOLDERS

Name and Address of                  Amount and Nature of
Beneficial Owner                    Beneficial Ownership(1)     Percent of Class
----------------                    -----------------------     ----------------

LIH Holdings LLC
280 Park Avenue
New York NY 10017                       1,686,893(2)                 21.4%

LIH Holdings II LLC
280 Park Avenue
New York NY 10017                         874,400(2)                 11.1%

LIH Holdings III LLC
280 Park Avenue
New York NY 10017                       1,368,023(2)(5)              17.4%

Old World Industries, Inc.
4065 Commercial Avenue
Northbrook, IL 60062                      656,300(3)                  8.3%

Royce & Associates, Inc.
1414 Avenue of the Americas
New York, NY 10019                        602,050(4)                  7.6%

Liberty Mutual Insurance Company
175 Berkeley Street
Boston, MA 02116                          571,429(5)                  7.3%

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole dispositive power over the shares.

(2) Based on a Schedule 13D filed with the Securities and Exchange Commission by LIH Holdings, LLC ("LIH"), LIH Investors, L.P., LIH Management, L.P., LIH, Inc., LIH Holdings II, LLC ("LIH II"), LIH Investors II, L.P., LIH Management II, L.P., Harvest Partners III, L.P., Harvest Partners III Beteiligungsgesellschaft Burgerlichen Rechts (Mit Haftungsbeschrankung), Harvest Associates III, LLC, LIH Holdings III, LLC("LIH III"; LIH, LIH II and LIH III are hereinafter referred to as "LIH Entities"), LIH Investors III, L.P., and LIH Management III, L.P., on behalf of themselves, indicating shared voting and dispositive power with respect to a total of 3,929,316 shares, representing an aggregate of 49.9% of the Common Stock outstanding. LIH Holdings, LLC holds 1,686,893 shares directly, LIH Holdings II, LLC holds 874,400 shares directly, and LIH Holdings III, LLC holds 1,368,023 shares directly. LIH Holdings II, LLC also owns 1,493,398 shares of nonvoting Class B-1 Common Stock and LIH Holdings III, LLC also owns 148,912 shares of nonvoting Series B Preferred Stock. Pursuant to a Second Amended and Restated Governance Agreement, dated December 22, 1998, among the Company, LIH, LIH II and LIH III, until September 9, 2000, the LIH Entities have agreed that they may not own more than 49.9% of the Company's Common Stock. At the Company's 1999 Annual Meeting, the stockholders approved the convertibility of the Series B Preferred Stock. LIH III owns 1,368,023 shares of Common Stock and 226,935.6 shares of Series B Preferred Stock. LIH III tendered 78,023.6 shares of Series B Preferred Stock for conversion to Common Stock on a ten for one basis in accordance with the Second Amended and Restated Governance Agreement, which limits the LIH Entities from owning more than 49.9% of the Company's Common Stock. Other investors have the right to convert 78,336.3 shares of their Series B Preferred Stock on a ten for one basis into voting Common Stock. The shares of Common Stock issuable upon the conversion by LIH III (as limited by the Second Amended and Restated Governance Agreement) are included in the amounts set forth in the table.

(3) Based on a Schedule 13D filed with the Securities and Exchange Commission by Old World Industries, Inc., Frederic M. Schweiger, J. Thomas Hurvis, Riaz H. Waraich, James A. Bryan, Richard J. Jago and Mac M. Churchill, on behalf of themselves, indicating shared voting and dispositive power.

(4) Based on a Schedule 13G/A filed with the Securities and Exchange Commission by Royce & Associates, Inc. and Charles M. Royce, on behalf of themselves.

(5) The shares of Common Stock issuable upon conversion by LIH III (as limited by the Second Amended and Restated Governance Agreement) and the shares of Common Stock issuable upon conversion by Liberty Mutual Insurance Company are included in the amounts set forth in the table.

On September 9, 1997, LIH purchased 1,686,893 shares of Common Stock from Allan
W. Lund and certain affiliates and family members of Mr. Lund. On December 30, 1997, LIH II purchased 874,400 shares of Common Stock and 1,493,398 shares of Series A Preferred Stock from the Company. The Series A Preferred Stock was converted to Class B-1 Common Stock at the 1998 Annual Stockholders Meeting. On December 23, 1998, LIH III purchased 587,787 shares of Common Stock and 179,316.6 shares of Series B Preferred Stock from the Company. On January 28, 1999, LIH III purchased an additional 47,619 shares of Series B Preferred Stock from the Company.

The Second Amended and Restated Governance Agreement

The Amended Agreement provides that the LIH Entities will not, and will not permit any of their Associates or Affiliates (as defined in the Amended Agreement), to beneficially own collectively more than 3,306,792 shares (the "Permitted Shares") of the Company's voting Common Stock until the expiration of the Amended Agreement in September 2000 or its earlier termination in accordance with its terms; provided, however, that this restriction will not apply in the event of a tender or exchange offer for 50% or more of the total outstanding voting securities of the Company that is initiated by a party other than the Company, the LIH Entities, any of their Affiliates or Associates, or any person acting in concert with the LIH Entities or any of their Affiliates or Associates. The number of Permitted Shares will be increased to include the number of shares of Common Stock into which the shares of Class B-1 Common Stock and Series B Preferred Stock are ultimately converted, if and when such shares of Class B-1 Common Stock and Series B Preferred Stock are converted. The Amended Agreement also provides that the Company can issue additional shares of its Common Stock directly to the LIH Entities or their Affiliates or Associates with the approval of a majority of the Company's Independent Directors. In addition, the Amended Agreement provides that, prior to its termination, the LIH Entities, and each Affiliate or Associate thereof which acquires shares of the Company's Common Stock pursuant to the terms of the Amended Agreement, will not transfer beneficial ownership of such shares to any other Affiliate or Associate unless it becomes a signatory to the Amended Agreement.

The Amended Agreement provides that the number of directors comprising the Company's Board of Directors will be seven, including one individual nominated by LIH; one individual nominated by LIH II; the Company's Chief Executive Officer; and four Independent Directors. The LIH Entities have waived the provision requiring seven directors with respect to the election of directors at the Meeting, but the Company will continue to search for a qualified director to add to the Board.

The Amended Agreement also provides that, during its term, the Company and the LIH Entities will use their best efforts to cause the composition of the Company's Board of Directors to continue to reflect the same proportion of directors set forth above. In the event that the aggregate number of shares of the Company's Common Stock owned by the LIH Entities and any of their Affiliates or Associates falls below 50% of the number of shares of such stock originally acquired by LIH, LIH and LIH II's right to nominate one individual to the Company's Board of Directors terminates. If the holdings of the LIH Entities in the Company fall below 5% of the number of shares of the Company's Common Stock, LIH and LIH II's right to nominate an individual to the Company's Board of Directors terminates.

Finally, the Amended Agreement provides that approval by the Company's Board of Directors of certain corporate transactions requires the affirmative vote of a majority of directors, which majority includes the LIH II Director. Such matters include, but are not limited to, the following: (i) any amendment to the Certificate of Incorporation or Bylaws of the Company; (ii) any acquisition of another business; (iii) any extraordinary sale, lease, transfer or other disposition of the Company's assets, the book value of which exceeds 2% of the consolidated assets of the Company; (iv) any reclassification, combination, split or similar event involving any debt or equity securities of the Company;
(v) any declaration or payment of any dividend or distribution with respect to shares of the Company's capital stock; and (vi) any incurrence of indebtedness not in the ordinary course of the Company's business, if the aggregate amount of such indebtedness, on a consolidated basis, exceeds $5,000,000.

The Amended Agreement terminates on September 9, 2000.

                            MANAGEMENT STOCKHOLDINGS

The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table and by all directors, nominees and executive officers as a group, as of March 10, 2000:

Name of Persons                        Amount and Nature of
Identity of Group                     Beneficial Ownership(1)   Percent of Class
-----------------                     -----------------------   ----------------

David E. Dovenberg                             12,300(2)                **

Ira D. Kleinman                             3,937,316(3)             49.9%

Robert R. Schoeberl                            12,000(4)                **

Dennis W. Vollmershausen                       83,000(5)                **

Harvey J. Wertheim                          3,937,316(3)             49.9%

Lawrence C. Day                                 8,000(6)                **

Kenneth L. Holbrook                            16,500(7)                **

Stephen S. Treichel                            24,000(8)                **

All directors, nominees and
executive officers as a group (9 persons)   4,099,116(9)             51.1%

**   less than 1%

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.
(2) Includes options to purchase 10,000 shares, 2,000 of which are exercisable at $13.875 per share, 2,000 of which are exercisable at $11.25 per share, 2,000 of which are exercisable at $11.375 per share, 2,000 which are exercisable at $7.25 per share, 2,000 which are exercisable at $5.875 per share and 2,300 shares of common stock.
(3) Includes options to purchase 8,000 shares, 2,000 of which are exercisable at $13.875 per share, 2,000 of which are exercisable at $11.375 per share, 2,000 which are exercisable at $7.25 per share and 2,000 which are exercisable at $5.875 per share. Messrs. Wertheim and Kleinman are affiliates of the LIH Entities. LIH holds 1,686,893 shares directly, LIH II holds 874,400 shares directly and LIH III holds 587,787 shares directly. LIH II also owns 1,493,398 shares of nonvoting Class B-1 Common Stock and LIH III also owns 148,912.0 shares of nonvoting Series B Preferred Stock.
(4) Includes options to purchase 10,000 shares, 2,000 of which are exercisable at $11.50 per share, 2,000 of which are exercisable at $11.25 per share, 2,000 of which are exercisable at $11.375 per share, 2,000 which are exercisable at $7.25 per share, 2,000 which are exercisable at $5.875 per share and 2,000 shares of common stock.
(5) Consists of options to purchase 54,000 shares, 2,000 of which are exercisable at $14.00 per share, 2,000 of which are exercisable at $11.375 per share, 50,000 shares which are exercisable at $6.125 per share and 29,000 shares of common stock.
(6) Consists of options to purchase 8,000 shares, 2,000 of which are exercisable at $13.875 per share, 2,000 of which are exercisable at $11.375 per share, 2,000 which are exercisable at $7.25 per share and 2,000 of which are exercisable at $5.875 per share.
(7) Consists of options to purchase 16,000 shares, which are exercisable at $13.00 per share and 500 shares of common stock.
(8) Consists of options to purchase 24,000 shares, which are exercisable at $13.875 per share.
(9) Notes 2-8 are incorporated herein by reference. Includes options to purchase 144,000 shares of Common Stock.

                              ELECTION OF DIRECTORS

PROPOSAL 1.

The Bylaws of the Company provide that the number of directors shall be determined by the stockholders at each annual meeting. The Board of Directors recommends that the number of directors be set at seven (7). Each Proxy will be voted for or against such number or not voted at all as directed in the Proxy. The adoption of the resolution to set the number of directors requires the affirmative vote of a majority of the shares represented in person or by Proxy at the meeting.

PROPOSAL 2.

In the election of directors, each Proxy will be voted for each of the nominees listed herein unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year and until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the Proxy representative for such substitute nominee as is selected by the Board or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence. The election of each nominee requires the affirmative vote of a majority of the shares represented in person or by Proxy at the meeting.

The Board of Directors has proposed a slate of six nominees. It intends to identify a seventh nominee and, through Board action, to elect such person to the vacant director position. The composition of the Company's Board of Directors is subject to the Amended Agreement. The Amended Agreement provides that LIH, LIH II, LIH III and the Company shall use their best efforts to maintain a seven-member Board of Directors, consisting of one LIH director (Mr.Kleinman); one LIH II director (Mr. Wertheim); the Company director (Mr. Vollmershausen, Chief Executive Officer); and four independent directors (currently, Messrs. Day, Dovenberg, and Schoeberl).

The following table provides certain information with respect to the nominees for director:

                                   Current Position(s)   Director   Principal Occupation(s) During
Name of Nominee             Age    with Company          Since      The Past Five Years
---------------             ---    ------------          -----      -------------------
Lawrence C. Day             50     Director              1997       Chief Operating Officer of TBC Corp., a
                                                                    distributor of tires to the automotive
                                                                    industry, since April 1998; Chief Executive
                                                                    Officer and Director of Monroe Muffler and
                                                                    Brake, an auto service retailer, from July
                                                                    1993 to March 1998.

David E. Dovenberg          55     Director              1994       Chief Financial Officer of Universal
                                                                    Hospital Services, a provider of movable
                                                                    medical equipment through Pay-Per-Use
                                                                    Equipment Management Programs, from
                                                                    May 1988 to March 1998, then Chief
                                                                    Executive Officer.

Ira D. Kleinman             43     Director              1997       General Partner of Harvest Partners, Inc., a
                                                                    private equity investment firm, since 1982.

Robert R. Schoeberl         64     Director              1997       Retired executive of Montgomery Ward
                                                                    since 1994, where he spent 35 years.
                                                                    Member of the Board of Directors of the
                                                                    Automotive Foundation for the Aftermarket
                                                                    and member of the Automotive Parts and
                                                                    Accessories Association.

Dennis W. Vollmershausen    56     Director,             1997       President and Chief Executive Officer of
                                   President and                    Lund International Holdings, Inc. and its
                                   Chief Executive                  subsidiaries since October 1998; Chairman
                                   Officer                          of the Board of London Machinery, Inc., an
                                                                    equipment manufacturing company, since January
                                                                    1990; Executive Vice President of Champion
                                                                    Road Machinery Limited, a construction
                                                                    equipment manufacturing company, from August
                                                                    1996 to June 1997 and, from June 1997 to
                                                                    August 1998, President and Chief Executive
                                                                    Officer.

Harvey J. Wertheim          60     Director              1997       Chief Executive Officer of Harvest Partners,
                                                                    Inc., a private equity investment firm, since
                                                                    1981.

                          COMMITTEE AND BOARD MEETINGS

The Company's Board of Directors has an Audit Committee which reviews with the Company's independent accountants, the annual financial statements and the results of the annual audit. The Audit Committee members currently are David E. Dovenberg, Robert R. Schoeberl and Harvey J. Wertheim. The Audit Committee met four times during the year ended December 31, 1999.

The Company's Board of Directors has a Compensation Committee which makes recommendations to the Board of Directors as to (i) the salaries of certain executive officers and (ii) bonuses and other incentive arrangements. It also reviews and approves, or makes recommendations to the Board of Directors on, any proposed plan or program for the benefit of any of the Company's executive officers. The Compensation Committee members currently are Robert R. Schoeberl, Lawrence C. Day and David E. Dovenberg. The Compensation Committee met three times during the year ended December 31, 1999.

The Board does not have a nominating committee.

During the year ended December 31, 1999, the Board held four meetings. Each incumbent director attended 75% or more of the meetings of the Boards and of the meetings of Committees of which he was a member.

                              CERTAIN TRANSACTIONS

Messrs. Kleinman and Wertheim are affiliates of Harvest Partners, Inc. ("Harvest"), which has performed various financial advisory and investment banking services for the Company pursuant to the terms of a Services Agreement, dated as of September 9, 1997. In 1999, payment by the Company to Harvest pursuant to the Services Agreement totaled $287,500, plus payment by the Company to Harvest for the reimbursement of certain travel and other expenses incurred on behalf of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent stockholders were satisfied for the year ended December 31, 1999.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

The executive officers and key employees of the Company as of March 10, 2000 are as follows:

DENNIS W. VOLLMERSHAUSEN, 56, joined the Company in October 1998 as President and Chief Executive Officer. From August 1996 to June 1997, Mr. Vollmershausen was the Executive Vice President of Champion Road Machinery, Ltd., a manufacturer of construction equipment and from June 1997 to August 1998 was President and Chief Executive Officer. Since January 1990, Mr. Vollmershausen has also served as Chairman of London Machinery, Inc., a manufacturer of transit mixers.

JAMES P. CHICK, 44, joined the Company in March 1998, following the acquisition of Deflecta-Shield Corporation. In July 1999, he was appointed Vice President of Smittybilt, Inc. Mr. Chick was appointed President of Trailmaster Products, Inc., the Company's Suspension Division, in February 1996, a position he continues to hold. From July 1994 until February 1996, he was the Marketing Manager of Mr. Gasket Co., a performance automotive parts company.

JOHN A. DANIELS, 63, joined the Company in March 1998, following the acquisition of Deflecta-Shield Corporation, as the President of Belmor Autotron, the Heavy Truck Division of the Company. From June 1990 until January 1996, he was the Vice President and General Manager of Belmor Autotron, a subsidiary of Deflecta-Shield and in January 1996 he was named President.

CAROLE B. GROSSMAN, 49, joined the Company in 1990 as Corporate Counsel on a part-time basis, and was named full-time Corporate Counsel in September 1999. Prior to her full-time appointment, Ms. Grossman also worked as an attorney for Grossman & Millard and in 1997 she was hired by Burk & Seaton, P.A. Both law firms exclusively represent corporations and other business entities for employment and labor law matters.

KENNETH L. HOLBROOK, 44, joined the Company in March 1998 as Vice President of Sales and in June 1999, was named President of the Light Truck Division. From February 1992 until February 1998, Mr. Holbrook was the Vice President of OEM and Aftermarket Sales for Bestop, Inc., a manufacturer of sport utility vehicle soft and hard top systems, associated accessories and seating systems.

EDMUND J. SCHWARTZ, 50, joined the Company in August 1999 as its Chief Financial Officer. Prior to joining the Company, Mr. Schwartz was with Electrolux Corporation, a manufacturer of floor care products from 1984 to 1999 and served as its Chief Financial Officer from 1990 to 1999.

STEPHEN S. TREICHEL, 55, joined the Company in October 1995 as Vice President of Information Systems. From 1993 to October 1995, Mr. Treichel was the President of Process Management International, a management consulting firm.

J. TIMOTHY YUNGERS, 43, joined the Company in September 1998 as Director of Human Resources and in March 1999 was named Vice President of Human Resources. From November 1995 to September 1998, Mr. Yungers was the Director of Human Resources for Century Circuits & Electronics, Inc., a manufacturer of flexible circuit boards. From 1988 to 1990, Mr. Yungers was the Assistant Controller for Anagram, International, Inc., a manufacturer of consumer products and industrial packaging and, from 1990 to 1995, he was the Manager of Human Resources.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following summary Compensation Table shows certain compensation information for the Chief Executive Officer and other executive officers that received total annual salary and bonuses in excess of $100,000 in the year ended December 31, 1999. This information includes the dollar value of base salaries and bonus awards and certain other compensation, if any. The Company changed its fiscal year end from June 30 to December 31 of each year, beginning December 31, 1997. Information is provided for the calendar years ended December 31, 1999, 1998 and 1997.

                                                                       Restricted     Securities         All Other
Name and Principal                           Salary        Bonus         Stock         Underlying      Compensation
Position at 12/31/99               Year       ($)           ($)         Awards($)    Options/SARs(#)        ($)
--------------------               ----       ---           ---         ---------    ---------------        ---
Dennis W. Vollmershausen           1999     250,000          --            --
President and Chief                1998      62,664 (1)      --            --            250,000
Executive Officer

Kenneth L. Holbrook                1999     158,823          --            --             43,000
President Light Truck              1998     126,973 (3)      --            --             40,000         51,066 (2)
Division

John A. Daniels                    1999     132,000        28,000 (5)      --             30,000         10,957 (4)
President Heavy Truck              1998     131,308       272,500 (6)      --             30,000          1,154 (4)
Division                           1997     121,923        40,000 (7)      --                 --

Richard A. Tucker                  1999     133,762       232,857 (5)      --             48,000            --
General Manager -
Auto Ventshade Company

James S. Scarborough               1999     133,762       232,857 (5)      --             48,000            --
Vice President Sales and
Marketing - Auto Ventshade Company

(1)  Mr. Vollmershausen joined the Company in October 1998.
(2) The Company reimbursed Mr. Holbrook the amount shown with respect to moving and relocation expenses.
(3)  Mr.Holbrook joined the Company in March 1998.
(4)  Amounts paid as a car allowance.
(5)  The bonus amount shown was earned in 1998, but paid in 1999.
(6) The bonus amount shown relates to a payment associated with the sale of Deflecta-Shield Corporation of which Mr. Daniels was President prior to the Lund acquisition.
(7) The bonus amount shown was earned in 1996, but paid in 1997 when Mr. Daniels was an employee of Deflecta-Shield Corporation.

                              DIRECTOR COMPENSATION

In 1999, all non-employee directors (with the exception of Messrs. Kleinman and Wertheim, who received only the reimbursement of their out-of-pocket expenses) received $2,500 per quarter, $700 per meeting attended in person, $300 per meeting attended telephonically and $500 per committee meeting attended in person, in addition to out-of-pocket expenses incurred on behalf of the Company. Directors who served on the last day of a fiscal year received options to purchase 2000 common shares, at the fair market value on the date of grant.

                            EMPLOYMENT AND SEVERANCE
                                   AGREEMENTS

EMPLOYMENT, SEVERANCE AND NON-COMPETE AGREEMENTS

The Company has employment agreements with Dennis W. Vollmershausen, Kenneth L. Holbrook, John A. Daniels, Richard A. Tucker, and James S. Scarborough. The agreements include certain non-disclosure provisions and provide that if the Company terminates the employee without cause, the employee under certain conditions may be entitled to a payment equal to between six and twelve months' base salary. Mr. Vollmershausen's compensation package is detailed in the Compensation Committee Report, below.

In connection with the commencement of his service as Vice President of Sales, Mr. Holbrook and the Company entered into an Employment Agreement dated February 10, 1998 (the "Holbrook Employment Agreement"). The Holbrook Employment Agreement provides for (i) a base salary of $150,000 per annum; (ii) an annual bonus in accordance with the Company's Short Term Incentive Plan for each year, as approved by the Company's Board of Directors; (iii) three weeks of paid vacation per annum; (iv) participation in the Company's employee benefit plans as applicable to its executive officers; (v) an automobile allowance in accordance with the Company's regular policy for senior executive officers; (vi) reimbursement for relocation expenses in accordance with the Company's relocation policy; and (vii) a grant of options to purchase 40,000 shares of Company Common Stock at fair market value in accordance with the terms and conditions of the Company's Plan.

In connection with his employment by Belmor Autotron, a wholly owned subsidiary of the Company, Mr. John Daniels, President of Belmor Autotron, entered into an Employment Agreement dated March 10, 1998 (the "Daniels Employment Agreement"), after the Company acquired Deflecta-Shield Corporation. The Daniels Employment Agreement provides for (i) base salary of $132,000 per annum; (ii) an annual bonus in accordance with the Company's Short Term Incentive Plan for each year, as approved by the Company's Board of Directors; (iii) four weeks of paid vacation per annum; (iv) participation in the Company's employee benefit plans as applicable to its executive officers; and (v) a grant of options to purchase 30,000 shares of Company Common Stock at fair market value in accordance with the terms and conditions of the Company Plan.

In connection with his employment with Auto Ventshade Company, a wholly owned subsidiary of the Company, Mr. Richard Tucker, General Manager for Auto Ventshade Company, entered into an Employment Agreement dated July 1, 1998 (the "Tucker Employment Agreement"). The Tucker Employment Agreement provides for (i) a base salary of $115,000 per annum; (ii) a potential annual bonus; (iii) vacation benefits in accordance with the terms and conditions of the Auto Ventshade Company vacation policy; (iv) participation in Auto Ventshade Company's employee benefits plans with the payment of up to $10,000 annually in non-reimbursed medical expenses; (v) a vehicle, including all related expenses; and (vi) an annual physical exam.

In connection with his employment with Auto Ventshade Company, a wholly owned subsidiary of the Company, Mr. James S. Scarborough, Vice President of Sales and Marketing for Auto Ventshade Company, entered into an Employment Agreement dated July 1, 1998 (the "Scarborough Employment Agreement"). The Scarborough Employment Agreement provides for (i) a base salary of $115,000 per annum; (ii) a potential annual bonus; (iii) vacation benefits in accordance with the terms and conditions of the Auto Ventshade Company vacation policy; (iv) participation in Auto Ventshade Company's employee benefits plans with the payment of up to $10,000 annually in non-reimbursed medical expenses; (v) a vehicle, including all related expenses; and (vi) an annual physical exam.

NON-COMPETE AGREEMENTS

Mr. Asa Phillips, former President and CEO of the Auto Ventshade Company, has a non-compete agreement with the Auto Ventshade Company which has a term of five years beginning January 1, 2000. In accordance with this agreement, Mr. Phillips is to receive $675,000 in equal quarterly installments of $33,750 over the five-year term. Also as part of this agreement Mr. Phillips is entitled medical insurance in accordance with his coverage prior to his retirement during the five-year term of this agreement.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                    Number of Securities           Value of Unexercised
                                                     Value         Underlying Unexercised          in-the-Money Options
                              Shares Acquired      Realized    Options at Fiscal Year End(#)      at Fiscal Year-End($)
Name                         on Exercise(#)(1)      ($)(1)         Exercised/Unexercisable     Exercisable/Unexercisable(2)
----                         -----------------      ------         -----------------------     ----------------------------
Dennis W. Vollmershausen            --                --             54,000  exercisable                   --
                                                                    200,000  unexercisable                 --

Kenneth L. Holbrook                 --                --              8,000  exercisable                   --
                                                                     75,000  unexercisable                 --

Edmund J. Schwartz                  --                --                  0  exercisable                   --
                                                                     70,000  unexercisable                 --

John A. Daniels                     --                --              6,000  exercisable                   --
                                                                     54,000  unexercisable                 --

Richard A. Tucker                   --                --                  0  exercisable                   --
                                                                     48,000  unexercisable                 --

James S. Scarborough                --                --                  0  exercisable                   --
                                                                     48,000  unexercisable                 --

Stephen S. Treichel                 --                --             24,000  exercisable                   --
                                                                     18,000  unexercisable                 --

(1) No options were exercised by the named executive officers in the year ended December 31, 1999.
(2)  As of December 31, 1999, none of such options were in-the-money.

--------------------------------------------------------------------------------

                          COMPENSATION COMMITTEE REPORT

--------------------------------------------------------------------------------

The Compensation Committee of the Company's Board of Directors, which is composed entirely of independent, outside directors, establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company. The Compensation Committee intends to undertake a comprehensive review of the Company's compensation policies in 2000, including review of executive compensation levels, review of the short term bonus plan and the development of a comprehensive option grant program.

There are three major current components of the Company's compensation program:
Base Salary, Short Term Incentive Awards and Long Term Incentive Compensation.

BASE SALARY

A competitive base salary is vital to support the philosophy of management development and career orientation of executives and is consistent with the long-term nature of the Company's business.

Salary levels and adjustments to salaries are a result of competitive positioning (how the Company's salary structure for comparable positions compares with that of other companies), individual annual reviews, as well as business performance and general economic factors. There is no specific weighting of these factors. The Compensation Committee believes that the base salaries of the Company's executive officers are competitive. Executive officers receive an annual performance review and, based upon such review, may receive an adjustment in base salary.

SHORT TERM INCENTIVE AWARDS

Short-term incentive awards to executives are granted in cash pursuant to the Company's Short Term Incentive Plan, which recognizes each executive's contributions to the business. The Short Term Incentive Plan, which is adopted annually, sets profitability goals at both minimum and maximum levels.

In adopting the Short Term Incentive Plan, the Compensation Committee considered several factors, including the Company's competitive position, the risks and rewards inherent in expanding the Company's product offering and any improvement in the Company's performance.

The specific bonus an executive receives is primarily dependent on individual business unit performance. While assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise and management skills, the Company's philosophy has been that all executive officers should be focused on the business unit's performance. The Company believes qualities such as team building, rather than particularism, should be rewarded.

Cash awards earned in the Company's 1999 Short Term Incentive Plan were accrued for at year end and will be paid in the first quarter of 2000 upon completion of audited financial statements. There was $1,118,348 accrued for under the Company's Short Term Incentive Plan for 1999 to be paid in the first quarter of 2000. Under the plan, Messrs. Daniels, Tucker and Scarborough will be paid $15,700, $134,380 and $134,380, respectively.

LONG TERM INCENTIVE COMPENSATION

Aligning the interests of the Company's executive officers with those of the stockholders is accomplished through stock options, which provide longer-term incentives directly related to improvement in long-term stockholder value. The Compensation Committee believes that it is important for the Company's executive officers to focus not just on short term achievements, but on the long term financial health and development of the Company. Accordingly, 498,500 options were granted under the employee stock option plan in the year ended December 31, 1999, of which, 169,000 were granted to five executive officers as follows:
Kenneth Holbrook, 43,000; John Daniels, 30,000; Richard Tucker, 48,000; and James S. Scarborough, 48,000.

MR. VOLLMERSHAUSEN'S COMPENSATION

In connection with the commencement of his service as President and Chief Executive Officer of the Company, the Compensation Committee recommended, and the Board of Directors approved, a compensation package for Mr. Vollmershausen which consists of the following provisions: (i) a three year term ("initial term") with a base salary of $250,000 which may be increased at any time during his employment term by approval by the Board of Directors; (ii) an annual bonus which shall not be less than an amount equal to 10% of Mr. Vollmershausen's base salary based upon certain minimum financial results achieved by the Company;
(iii) four weeks of paid vacation per year; (iv) participation in the Company's employee benefit plans as applicable to its executive officers, with the Company paying all premiums, co-payments and deductible expenses; (v) an automobile allowance in accordance with the Company's regular policy for senior executive officers; (vi) reimbursement for the costs of complete annual physical examinations; (vii) reimbursement for the cost of preparing his income tax returns for the U.S. and Canada, where Mr. Vollmershausen is a resident, and one-time fees for estate planning consultation as a result of his U.S. and Canadian tax status; (viii) the rental expense for a period of six months for the use of an apartment in Minnesota; and (ix) a grant of options to purchase 250,000 shares of Company Common Stock at fair market value, as defined in the Company's 1998 Stock Option Incentive Plan. Mr. Vollmershausen's employment agreement also contains certain confidentiality and non-competition restrictions. At the end of the initial term, the employment agreement will be renewed automatically for successive periods of one (1) year.

In addition, the agreement provides that upon termination of Mr. Vollmershausen's employment, other than by reason of his voluntary resignation, non-renewal of his employment agreement or termination for Cause (as defined in his agreement), he will be paid severance equal to his base salary for the greater of the 12 month period immediately following the termination date, or the remainder of the initial term or renewal term of the agreement. After reviewing local, regional and national compensation ranges for Chief Executives Officers of similarly sized companies, the Compensation Committee determined that Mr. Volmershausen's 1999 base salary was competitive.

                   Robert R. Schoeberl, Chairman
                   Lawrence C. Day
                   David E. Dovenberg

--------------------------------------------------------------------------------

                          SHARE INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------

The following graph shows changes over the past five-year period in the value of $100 invested in (1) the Company's Common Stock; (2) The NASDAQ Index; and (3) an industry group consisting of 54 companies (including the Company) with the same Standard Industrial Classification Code as the Company.

The year-end values of each investment are based on share price appreciated plus dividends paid in cash, assuming the reinvestment of dividends. The calculations exclude trading commissions and taxes.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                    AMONG LUND INTERNATIONAL HOLDINGS, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                              [PLOT POINTS CHART]

                               FISCAL YEAR ENDING

COMPANY/INDEX/MARKET   12/30/94   12/29/95   12/31/96   12/31/97   12/31/98   12/31/99
--------------------   --------   --------   --------   --------   --------   --------
Lund Intl Holdings       100.00      72.73      74.24      71.97      51.52      35.61
Motor Vehicle Parts      100.00     109.70     135.35     174.85     174.25     141.01
NASDAQ Market Index      100.00     129.71     161.18     197.16     278.08     490.46

                      ASSUMES $100 INVESTED ON JAN. 01,1995
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1999

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

PROPOSAL 3.

Subject to approval by the stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the current year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1996.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

If the stockholders do not approve the selection of PricewaterhouseCoopers LLP as the Company's independent accountants, the selection of such auditors will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL.

                              STOCKHOLDER PROPOSALS

Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2001 Annual Meeting must be received by the Company at its office by December 7, 2000, to be considered for inclusion in the Company proxy statement and related proxy for the 2001 Annual Meeting.

                                 OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

                                  ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy-soliciting material, except for such financial statements.

REQUESTS SHOULD BE SENT TO THE ASSISTANT CORPORATE SECRETARY, LUND INTERNATIONAL HOLDINGS, INC., 911 LUND BOULEVARD, ANOKA, MINNESOTA 55303.


Dated: April 3, 2000
Anoka, Minnesota

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        LUND INTERNATIONAL HOLDINGS, INC.

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 27, 2000


The undersigned hereby appoints Edmund J. Schwartz and Carole B. Grossman, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of stockholders of Lund International Holdings, Inc., a Delaware corporation, (hereinafter referred to as the "Company"), to be held on Thursday, April 27, 2000 at 11:00 a.m., Central Daylight Time, and any adjournment thereof, and thereat to vote the undersigned's shares in the Company.


                 (Continued, and to be signed, on reverse side)





                      [ARROW] FOLD AND DETACH HERE [ARROW]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE        Please mark
MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF     your votes as [X]
NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR         indicated in
PROPOSALS 1-3.                                                 this example




THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1. TO SET THE NUMBER OF DIRECTORS     2. ELECTION OF DIRECTORS:
   AT SEVEN (7):
                                   FOR all nominees listed    WITHHOLD AUTHORITY
                                      (except as marked        to vote for all
     FOR    AGAINST    ABSTAIN        to the contrary)         nominees listed

     [ ]      [ ]        [ ]                 [ ]                      [ ]

3. TO APPROVE THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS
   THE COMPANY'S INDEPENDENT ACCOUNTANTS.

     FOR    AGAINST    ABSTAIN

     [ ]      [ ]        [ ]

To elect Ira D. Kleinman, David E. Dovenberg, Robert R. Schoeberl, Dennis W. Vollmershausen, Harvey J. Wertheim and Lawrence C. Day

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, for the year 2000.

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.








SIGNATURE________________________SIGNATURE________________________DATE__________

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                      [ARROW] FOLD AND DETACH HERE [ARROW]